AZZ incorporated Signs Agreement to Acquire North American Galvanizing & Coatings, Inc. –Tulsa, Oklahoma

An acquisition of a leading hot dip galvanizing company in the United States, that complements our current served market areas and provides additional growth and expansion opportunities

Contact:	Dana Perry, Senior Vice President – Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

April 1, 2010 – FORT WORTH, TX - AZZ incorporated (NYSE:AZZ), a manufacturer of electrical products and a provider of galvanizing services, has entered into a definitive merger agreement with North American Galvanizing & Coatings, Inc. (“NGA”) (NASDAQ: NGA) to acquire NGA through a cash tender offer, followed by a merger with a subsidiary of AZZ, for a price of $7.50 per share in cash. The acquisition will be funded from AZZ’s cash on hand and its existing credit facility.  The tender offer is scheduled to commence within five business days of April 30, 2010, and to expire on the 20th business day from and including the commencement date unless extended in accordance with the terms of the merger agreement and applicable law. The $7.50 per share price represents a premium of approximately 42.6% over the weighted average price of NGA’s common shares for the last 30 trading days. The transaction is valued at approximately $125.6 million. AZZ and NGA anticipate the transaction can close by the end of AZZ’s second fiscal quarter.

NGA’s Board of Directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, and has resolved to recommend that NGA’s stockholders tender their shares in connection with the tender offer. The closing of the tender offer is subject to the tender of at least two thirds (⅔) of NGA’s outstanding shares and other customary conditions.

The merger agreement contains a “go-shop” provision whereby NGA’s Board of Directors, with the assistance of its financial advisor, has the right to solicit acquisition proposals from third parties until April 30, 2010. There can be no assurance that the solicitation of proposals will result in an alternative transaction. NGA does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors decides to accept an alternative proposal. Within 5 business days after the end of the go-shop period, AZZ will commence the tender offer referred to above.

“This not only represents a multiple facility addition to our network of plants and expansion of our geographic coverage, but significantly strengthens our marketing and customers service opportunities.  It is indeed a privilege to acquire operations that have a rich heritage and that have enjoyed growth and expansion.  The combined efforts of the dedicated employees of both organizations, expanded facility locations, and loyal customers should enhance our ability to capitalize on the anticipated market recoveries in our served markets.  We believe this transaction is good for our industry, our customers, our employees and our shareholders,” stated David H. Dingus, president and chief executive officer of AZZ incorporated.

Important Information About the Tender Offer

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of NGA. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, AZZ intends to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, NGA intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the SEC at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of NGA. The solicitation of offers to buy common stock of NGA will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the information agent that AZZ selects. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about NGA, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to North American Galvanizing & Coatings, Inc. Attention: Beth Pulley at 5314 S. Yale Street, Suite 1000, Tulsa, Oklahoma 74135, or on NGA’s corporate website at www.nagalv.com.

About North American Galvanizing & Coatings, Inc. (NASDAQ: NGA)

North American Galvanizing & Coatings, Inc. is a leading provider of corrosion protection for iron and steel components fabricated by its customers. NGA has a large number of hot dip galvanizing facilities in the United States. NGA’s galvanizing plants offer a broad line of services including centrifuge galvanizing for small threaded products, sandblasting, chromate quenching, polymeric coatings, and proprietary INFRASHIELD Coating Application Systems for polyurethane protective linings and coatings over galvanized surfaces. NGA’s mechanical and chemical engineers provide customized assistance with initial fabrication design, project estimates and steel chemistry selection. NGA’s galvanizing and coating operations are composed of eleven facilities located in Colorado, Kentucky, Missouri, Ohio, Oklahoma, Tennessee, Texas and West Virginia.  The West Virginia facility began operating in the second quarter of 2009.  These facilities operate galvanizing kettles ranging in length from 16 feet to 62 feet and have lifting capacities ranging from 12,000 pounds to 40,000 pounds. For more information about NGA, visit www.nagalv.com.

About AZZ incorporated (NYSE: AZZ)

AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of industrial, power generation, transmission and distributions, as well as a leading provider of hot dip galvanizing services to the steel fabrication market nationwide.

Safe Harbor Statement

Certain statements contained in this press release about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the tender offer or the merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. In addition, this release may contain forward-looking statements that involve risks and uncertainties including, but are not limited to, changes in customer demand and response to products and services offered by AZZ or NGA, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ or NGA serve, foreign and domestic, customer request delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in the AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date of this press release and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.